UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2023

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 5, 2023, Axon Enterprise, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose the promotion of Joshua M. Isner to President and the promotion of Brittany Bagley to Chief Operating Officer and Chief Financial Officer, in each case effective June 28, 2023.  This Form 8-K/A is being filed as an amendment to the Original Report to disclose changes to the compensation arrangements for Mr. Isner and Ms. Bagley, commensurate with the changes in their respective roles, which changes were determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) following its review of current peer data. No other changes have been made to the Original Report, the contents of which are incorporated into this amendment by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the Compensation Committee approved revised executive compensation packages for Mr. Isner and Ms. Bagley, in connection with their previously announced promotions to President and Chief Operating Officer and Chief Financial Officer, respectively. Changes to annual base salary and annual target cash incentive compensation are effective as of July 1, 2023. The changes are consistent with the Compensation Committee’s compensation philosophy to generally set executive compensation at approximately the 50% benchmark to peers.

In connection with his promotion, Mr. Isner will receive an annual base salary of $500,000. He will be eligible for annual target cash incentive compensation of $500,000. He will also be eligible for service-based and performance-based restricted stock units (“RSUs”) totaling a target of $11.32 million annually.  Effective as of September 7, 2023, Mr. Isner was granted 95,223 service-based RSUs, which will vest as to 34,887 RSUs on the first anniversary of the grant date, as to 27,856 RSUs on August 13, 2025, and as to 32,480 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to this target compensation.

There was no change to Ms. Bagley’s annual base salary in connection with her promotion. She will be eligible for annual target cash incentive compensation of $600,000. She will also be eligible for service-based and performance-based RSUs totaling a target of $5.45 million annually. Effective as of September 7, 2023, Ms. Bagley was granted 24,155 service-based RSUs, which will vest as to 6,167 RSUs on the first anniversary of the grant date, as to 1,542 RSUs on August 13, 2025, and as to 16,446 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to this target compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2023	Axon Enterprise, Inc.

	By:	/s/ ISAIAH FIELDS
Isaiah Fields
Chief Legal Officer and Corporate Secretary